As filed with the U.S. Securities and Exchange Commission on September 21, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification Number)

345 Court Street
Coraopolis, Pennsylvania 15108
(724) 273-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elizabeth H. Baran
Senior Vice President, General Counsel & Corporate Secretary
DICK’S Sporting Goods, Inc.
345 Court Street
Coraopolis, Pennsylvania 15108
(724) 273-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:

David C. Karp
Gregory E. Pessin
Joseph S. Payne
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

DICK’S Sporting Goods, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Purchase Contracts
Units
From time to time, we or certain selling securityholders may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide the specific terms of these offerings and securities in supplements to this prospectus. The supplements may also add, update or change information in this prospectus with respect to that offering. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” on page 7 of this prospectus and those included under the same title in the applicable prospectus supplement and under similar headings in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.
Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “DKS.”
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately. We will provide specific information about any selling securityholders in one or more prospectus supplements. If we or the selling securityholders use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 21, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.
Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may offer and sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any accompanying prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition and results of operations may have changed since that date.
As used in this prospectus, unless otherwise indicated or required by the context, the terms “DICK’S Sporting Goods, Inc.,” “DICK’S,” “Company,” “we,” “our” or “us” refer to DICK’S Sporting Goods, Inc. and its consolidated subsidiaries, and the term “Issuer” refers only to DICK’S Sporting Goods, Inc. and not to any of its subsidiaries. When we refer to “you,” we mean the holders of the applicable class or series of securities issued by DICK’S Sporting Goods, Inc.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov and on the investor relations page of our website at https://investors.dicks.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus or any prospectus supplement or any related free writing prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents separately filed with the SEC. This prospectus incorporates by reference the following documents DICK’S has filed with the SEC:
(a)	Annual Report on Form 10-K for the fiscal year ended January 31, 2026,, filed on March 27, 2026, other than the disclosure under the caption “Business Environment”;
(b)
Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2026 and August 1, 2026, filed on June 4, 2026 and September 3, 2026, respectively, in each case, other than the disclosure under the caption “Business Environment”;

(c)
Current Reports on Form 8-K filed on September 8, 2025 (as amended by Form 8-K/A on September 18, 2025), March 12, 2026 (Item 8.01 only), May 27, 2026 (Item 8.01 only), June 12, 2026, August 25, 2026 (Item 8.01 only) and September 21, 2026;

(d)
Definitive Proxy Statement on Schedule 14A, filed on May 1, 2026 (solely to the extent specifically incorporated by reference into DICK’S’ Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed on March 27, 2026); and

(e)
The description of DICK’S common stock which is contained in Exhibit 4.2 to DICK’S Annual Report on Form 10-K filed on March 27, 2026, including any amendment or report filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering shall be deemed incorporated by reference in this prospectus and to be part hereof from the date of the filing of such documents; except as to any portion of any document, portions of documents, exhibit or other information that is deemed to be furnished and not filed under such provisions.
Any statement contained in a document incorporated by reference or deemed incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus. Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may make a request through the Investors section of our website or by writing or telephoning us at the following address or phone number:
DICK’S Sporting Goods, Inc.
Attention: Investor Relations
345 Court Street
Coraopolis, Pennsylvania 15108
Telephone: (724) 273-3400

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act) concerning DICK’S. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements provide current expectations of future events based on certain expectations and beliefs of DICK’S’ management, current information available to DICK’S’ management, and current market trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements.
Particular uncertainties that could materially affect future results include risks associated with:
•	our expectations regarding our comparable sales and earnings per share;
•
macroeconomic conditions, including inflationary pressures and elevated interest rates changes in consumer income and confidence, perception of global economic conditions, geopolitical conflicts and tensions, the threat or outbreak of further conflicts, war, terrorism or public unrest, and wage and unemployment levels;

•	intense competition in the sporting goods and retail industries, including competition for talent and the level of competitive promotional activity and technological innovation;
•
our dependence on consumer discretionary spending and ability to predict or effectively react to changes in consumer demand, preferences, fashion, cultural trends, lifestyle changes or shopping patterns;

•
our vertical brand offerings, including brand strategy and marketing, improved space in-store, expanding product categories, product safety and labeling, product liability and recalls, and specialty concept stores;

•
our investments in omni-channel growth, DICK’S Media Network, the integration of the Foot Locker Business or other business transformation initiatives may not produce the anticipated benefits within the expected time frame or at all;

•	our customer experiences and associated costs, innovation, liability, and competition associated with our specialty concept stores and vertical brands;
•	our ability to protect the reputation of our Company and our brands;
•	short-term impacts of our strategic plans and initiatives, or such plans and initiatives not achieving the desired results within the anticipated time frame or at all;
•	our ability to successfully grow our DICK’S House of Sport, DICK’S Field House and Golf Galaxy Performance Center stores and execute our overall real estate strategy for DICK’S and Foot Locker;
•	our brick-and-mortar retail stores, integration with our online presence and omni-channel shopping experience;
•	product cost and availability fluctuations due to a variety of factors;
•	risks and costs inherent with international operations, including the ability of the Foot Locker Business to expand its market share in international markets;
•	disruptions to our Customer Support Center and/or our global distribution and fulfillment networks and our ability to optimize our global distribution and fulfillment networks;
•	unauthorized use or disclosure of sensitive or confidential customer employee, vendor or Company information;
•
disruptions, delays, downtime or other problems with our information systems, including our eCommerce platform and GameChanger, caused by high volumes, design or implementation deficiencies, or platform enhancements as well as associated disruptions to our operations;

•	our ability to attract, train, engage and retain key employees, to implement effective succession planning strategies, and to adequately respond to teammate organizing efforts;
•	the impact of wage increases and other labor costs on our financial results;

•	weather-related risks and seasonal influences resulting from the overall seasonality of certain categories of our business;
•	our issuance of quarterly cash dividends and our share repurchases pursuant to our share repurchase programs, if any;
•	organized retail crime and our ability to effectively control expenses, manage inventory levels and protect against inventory shrink;
•	our ability to meet market expectations and the historical and possible future impacts on the price of our common stock;
•	the influence and control of the holders of our Class B common stock, whose interests may differ from those of our other stockholders;
•	our charter’s current anti-takeover provisions, which could prevent or delay a change in control of the Company;
•	our dependence on key suppliers, distributors and manufacturers to provide sufficient quantities of quality products in a timely fashion;
•	vendors selling their products directly to consumers through broadened or alternative distribution channels;
•	potential impacts from changes in corporate tax rates or other changes in applicable tax laws, regulations, and treaties and their interpretation and application;
•	risks and costs relating to changing global laws, rules, regulations, interpretations and other guidance affecting our business;
•	product safety and labeling concerns;
•	compliance and litigation risks for which we may not have sufficient insurance or other coverage;
•	our ability to secure and protect our intellectual property and defend claims of intellectual property infringement, including with respect to our vertical brands;
•	the effects of the performance of professional sports teams within our core regions of operations and other factors relating to professional sports leagues and key athletes;
•	the impact of evolving environmental, social and governance standards, regulatory requirements, stakeholder expectations and related political and social dynamics;
•
risks related to the acquisition of Foot Locker, including effective integration of the Foot Locker business, and our pursuit of other strategic alliances, acquisitions or investments, that may involve certain timing and cost considerations, the potential failure to produce anticipated results, or inability to successfully integrate;

•	obligations and other provisions related to our indebtedness, including our senior notes due 2029, 2032 and 2052;
•	changes in the value or liquidity of the securities and other investments we hold and risks associated with our limited degree of control over certain strategic minority investments;
•	the sufficiency of our cash flow;
•	projections of our future profitability;
•	the availability of adequate capital; and
•	our future results of operations and financial condition.
All forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus and under similar headings in our other filings with the SEC that are incorporated by reference in this prospectus. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or incorporated by reference into this prospectus may not in fact occur. We undertake no intent or obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

DICK’S SPORTING GOODS, INC.
DICK’S Sporting Goods, Inc., a Delaware corporation, is a leading global sports retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. Our banners include DICK’S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! stores in addition to the experiential retail concepts DICK’S House of Sport and Golf Galaxy Performance Center which are all located across the United States. Additionally, as owner and operator of Foot Locker, which includes Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos banners, we serve the global sneaker community across North America, Europe, Asia and Australia, plus a licensed store presence in Europe, the Middle East and Asia. We also own and operate GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
We were founded in 1948 in New York under the name Dick’s Clothing and Sporting Goods, Inc. when Richard “Dick” Stack, the father of Edward W. Stack, our Executive Chairman, opened his original bait and tackle store in Binghamton, New York. Edward W. Stack joined his father’s business full-time in 1977 and in 1984 became President and Chief Executive Officer of the then two-store chain. In April 1999, we changed our name to DICK’S Sporting Goods, Inc.
Our executive office is located at 345 Court Street, Coraopolis, Pennsylvania 15108 and our phone number is (724) 273-3400. Our common stock trades on the New York Stock Exchange under the symbol “DKS”. Our website is located at www.dicks.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website. We include on the investor relations portion of our website, free of charge, copies of our Annual and Quarterly Reports on Forms 10-K and 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after their submission. See “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under similar headings in our filings with the SEC that are incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS
Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include but are not limited to financing our operations, repayment of debt, repurchases of shares of our common stock and future business acquisitions. Unless otherwise provided in a prospectus supplement, we will not receive any of the proceeds from sales of securities by selling securityholders, if any.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) and the Company’s Second Amended and Restated Bylaws (the “Bylaws”), both of which have been publicly filed with the SEC, as well as applicable provisions of law. The terms of our common stock and any preferred stock we may offer may also be affected by the General Corporation Law of the State of Delaware (the “DGCL”). As used in this section only, “DICK’S,” “DICK’S Sporting Goods, Inc.,” “Company,” “we,” “our” or “us” refer to DICK’S Sporting Goods, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
Authorized Capital Stock
The Company’s authorized capital stock consists of (i) 200,000,000 shares of Class B common stock, par value $0.01 per share, (ii) 1,000,000,000 shares of common stock, par value $0.01 per share, and (iii) 5,000,000 shares of preferred stock, par value $0.01 per share. All outstanding shares of capital stock are fully paid and non-assessable.
Description of Common Stock
Voting Rights. Each share of our common stock entitles the holder to one vote per share, and each share of our Class B common stock entitles the holder to 10 votes per share, on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock and Class B common stock otherwise have identical rights. Stockholders do not have cumulative voting rights. Holders of common stock and Class B common stock (or, if any holders of shares of preferred stock are entitled to vote together with the holders of the common stock and Class B common stock, as a single class with such holders of shares of preferred stock) vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law. At all elections of directors, each director shall be elected by receiving a plurality of the votes cast. At all meetings of the stockholders at which a quorum is present, all other matters shall be decided by the affirmative vote of a majority of the votes cast, present in person or represented by proxy at the meeting and entitled to vote on the matter, unless the question is one upon which, by provision of applicable law or of the Restated Certificate of Incorporation or the Bylaws, a different vote is required. In that case, such express provision shall govern and control the decision of such question.
Removal of Directors. For as long as any shares of Class B common stock are outstanding, directors elected by the common stockholders may be removed with or without cause by the affirmative vote of the holders of shares of our capital stock representing the majority of the votes entitled to be cast at a meeting of the stockholders to elect directors. The right to remove directors without cause expires if there are no shares of Class B common stock outstanding.
Action by Written Consent. For as long as any shares of Class B common stock are outstanding, any action that can be taken at a meeting of our stockholders may be taken by written consent in lieu of the meeting if we receive consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present. This could permit the holders of our Class B common stock to take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to make nominations or raise other matters at a meeting. The right to take action by less than unanimous written consent expires if there are no shares of Class B common stock outstanding.
Conversion. Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of common stock. Each share of Class B common stock shall convert automatically into one share of common stock upon any transfer of beneficial ownership to any persons other than to the following:
•
the Stack Family (as defined in the Restated Certificate of Incorporation), their respective spouses (either former or current), and the estate, guardian, conservator or committee for any member of the Stack Family;

•	any descendant of any member of the Stack Family (referred to as a “Stack Descendant”) and their respective spouses (either former or current), estates, guardians, conservators or committees;

•	any Stack Family Controlled Entity; and
•	any trustees, in their respective capacities as such, of any Stack Family Controlled Trust.
A Stack Family Controlled Entity is (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Stack Family members and/or Stack Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Stack Family members and/or Stack Descendants or their respective spouses (either former or current) or Stack Family Controlled Trusts; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Stack Family members and/or Stack Descendants or their respective spouses (either former or current) or Stack Family Controlled Trusts; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Stack Family members and/or Stack Descendants or their respective spouses (either former or current) or Stack Family Controlled Trusts. A Stack Family Controlled Trust is any trust the primary beneficiaries of which are members of the Stack Family, Stack Descendants, spouses of Stack Descendants and their respective estates, guardians, conservators or committees and/or charitable organizations which if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Stack Family members and/or Stack Descendants. Each of the above-specified persons may also be referred to as a “Class B Permitted Holder.”
Each share of Class B common stock also converts automatically into one share of common stock if (i) a person ceases to be a Class B Permitted Holder, other than upon the pledge of such person’s shares of Class B common stock to a financial institution or (ii) on the record date for any meeting of our stockholders, the aggregate number of shares of Class B common stock beneficially owned by the Stack Family, Stack Descendants, Stack Family Controlled Entities and Stack Family Controlled Trusts is less than 4,000,000 shares of Class B common stock (as appropriately adjusted for any further future stock splits, dividends, reclassifications, recapitalizations, reverse stock splits or other similar transactions).
The Company will at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B common stock, such number of shares of common stock that shall be issuable upon the conversion of all such outstanding shares of Class B common stock; however, the Company is not precluded from satisfying this obligation by delivery of purchased shares of common stock held as treasury shares. If any shares of common stock require registration with or approval of any governmental authority under any federal or state law before such shares of common stock may be issued upon conversion, we must cause such shares to be registered or approved, as the case may be, and use our best efforts to list the shares to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding common stock is listed at the time of such delivery. Once the shares of the Class B common stock are converted into shares of common stock, the number of shares classified as Class B common stock will be reduced and may not be reissued and the number of common stock shall be increased on a one-for-one basis.
Restrictions on Additional Issuances and Transfer. No additional shares of Class B common stock or any securities exchangeable or exercisable into shares of Class B common stock may be issued or sold by us except (i) pursuant to stock options or awards made under any plan adopted by the board of directors (the “Board”) to provide additional incentives to our employees and non-employee directors; or (ii) in connection with a stock split or stock dividend or distribution on the Class B common stock in which the common stock is similarly split or receives a similar dividend or distribution. The Class B common stock is not registered under the federal securities laws. In addition, no Class B Permitted Holder may transfer shares of Class B common stock to another Class B Permitted Holder at a price greater than the then-current Market Price of the common stock, and any such transfer in violation of this restriction is void ab initio under our Restated Certificate of Incorporation.
Dividends. Subject to the preferences applicable to any preferred stock and the terms of the Class B common stock, holders of our common stock and Class B common stock are entitled to receive ratably dividends or distributions, if any, as may be declared by the Board out of legally available funds. We may not pay dividends or make distributions to any class of common stock unless we simultaneously make the same dividend or distribution to each outstanding share of common stock regardless of class. In the case of dividends or distributions payable in common stock or Class B common stock, including stock splits or divisions, only shares of common stock will be distributed with respect to common stock and only shares of Class B common stock will be distributed with respect to Class B common stock. Holders of common stock and Class B common stock are entitled to receive dividends at the same rate.

Merger and Reclassification. If we enter into any consolidation, merger, combination or other transaction in which shares of each class of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then the shares of each class of common stock will be exchanged for, or changed into, either (i) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged or changed, unless the shares of common stock are exchanged for, or changed into, shares of capital stock, in which case, the shares exchanged for, or changed into, may differ, but only to the extent that the common stock and the Class B common stock differ as provided in our Restated Certificate of Incorporation; or (ii) if holders of each class of common stock are to receive different distributions of stock, securities, cash and/or any other property, then an amount of stock, securities, cash and/or property having a value equal to the value per share of any other class of our common stock that was exchanged or changed as determined by an independent investment banking firm of national reputation selected by the Board.
None of the outstanding shares of the common stock or the Class B common stock may be subdivided or combined in any manner unless the shares of the other class are subdivided or combined proportionately.
Liquidation. In case of a liquidation, dissolution or winding up of the Company, the holders of common stock and Class B common stock treated as a single class will be entitled to share ratably in the net assets legally available for distribution to stockholders after payment of all of our liabilities and the liquidation preferences of any preferred stock then outstanding.
Preemptive and Redemption Rights. If we make an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock, other than Class B common stock, to all holders of a class of our common stock, we are required to make an identical offering to all holders of the other class of common stock unless the holders of the other class of common stock, voting as a separate class, determine that such offering need not be made to such class. All such options, rights or warrants offerings must offer the respective holders of the common stock and Class B common stock the right to subscribe at the same rate per share. Holders of common stock and Class B common stock do not have preemptive or subscription rights or conversion rights except as described above. There are no redemption or sinking fund provisions applicable to common stock or Class B common stock.
The rights, preferences and privileges of holders of the common stock and Class B common stock may be affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. No shares of preferred stock are currently outstanding.
Preferred Stock
Our Board has the authority, without further action by the stockholders, to issue from time to time shares of preferred stock in one or more series. The Board may fix the number of shares, designations, preferences, powers and other special rights of the preferred stock. The Board cannot create a series of preferred stock which has voting rights of more than one vote per share, or which has the right, as a class (or together with any classes of preferred stock), to elect a majority of the Board. The preferences, powers, rights and restrictions of different series of preferred stock may differ. Shares of the preferred stock of any series that have been redeemed or repurchased by us or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms, will be retired and may be reissued. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting, liquidation and dividend rights, of the holders of common stock. The issuance may also have the effect of delaying, deferring or preventing a change in control of the Company.
The redemption terms and any sinking fund provisions applicable to a series of preferred stock will be fixed by the Board and described in the applicable certificate of designations or the related prospectus supplement.
There is no restriction in our Restated Certificate of Incorporation on the repurchase or redemption by us of shares of preferred stock while there is any arrearage in the payment of dividends or sinking fund installments. Any such restrictions applicable to a particular series of preferred stock will be established by the Board and described in the applicable certificate of designations or the related prospectus supplement.
Indemnification of Directors and Officers
Our Restated Certificate of Incorporation and Bylaws provide that our former and current directors and officers and directors and officers of other entities who are or were serving at our request will be, and, at the discretion of the

Board, non-officer employees and agents may be, indemnified by us, to the extent authorized by Delaware law, against all expenses and liabilities incurred in connection with such service for or on behalf of us, and further permits the advancing of expenses incurred in defense of claims.
Limitation of Liability
Under the terms of our Restated Certificate of Incorporation and as permitted by Delaware law, our directors and officers are not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except liability for: (1) a breach of duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for dividend payments or stock repurchases or redemptions in violation of Delaware law, (4) any transaction in which a director or officer has derived an improper personal benefit, or (5) an officer in any action by or in right of the Company. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors or officers will be eliminated or limited to the fullest extent permitted by Delaware law, as amended.
We maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. At present, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under our Bylaws.
Listing
Our common stock is listed and principally traded on the New York Stock Exchange under the ticker symbol “DKS.”
Anti-Takeover Provisions
As long as shares of the Class B common stock remain outstanding, it would be very difficult to acquire control of us in an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation, if the Class B common stockholders opposed this transaction. Similarly, the common stockholders will not be able to remove or replace the directors if the Class B common stockholders opposed this action.
Even if the Class B common stock were converted into common stock at a future date, provisions of Delaware law and our Restated Certificate of Incorporation and Bylaws could continue to make the following more difficult:
•	the acquisition of us by means of a merger;
•	the acquisition or transfer of substantially all of our assets;
•	the acquisition of us by means of a tender offer;
•	the acquisition of us by means of a proxy contest or otherwise;
•	a reorganization, liquidation or other extraordinary corporate transactions; or
•	the removal of our incumbent officers and directors.
In the event that none of the shares of Class B common stock are outstanding, these provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
Annual Election of Directors. Prior to an amendment to our Restated Certificate of Incorporation in 2021, our Board was previously divided into three classes of directors serving staggered three-year terms. As a result of this amendment, commencing with the annual meeting of stockholders held in 2023, each director is elected annually for a one-year term and holds office until his or her term expires at the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to earlier death, resignation or removal.
Amendment of the Restated Certificate of Incorporation. The rights of holders of our common stock and Class B common stock as set forth in our Restated Certificate of Incorporation may generally be modified by an amendment to our Restated Certificate of Incorporation, which requires approval by the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class (in addition to any class vote required by Delaware law). Because each share of Class B common stock is entitled to ten votes and each share of common stock is entitled to one vote, holders of Class B common stock hold a majority of the combined voting power and are able to control the outcome of any such amendment.
Removal of Directors. Under our Restated Certificate of Incorporation and Bylaws, if none of the shares of Class B common stock are outstanding, our directors may only be removed for cause. So long as any shares of Class B common stock are outstanding, any or all of the directors may be removed with or without cause by the affirmative vote of the holders of shares of capital stock of the Company representing a majority of the votes entitled to be cast at a meeting of the stockholders to elect directors.
Stockholder Meetings. Under our Bylaws, only the Board by resolution adopted by the affirmative vote of a majority of the entire Board, the chairman of the board of directors or the chief executive officer may call special meetings of stockholders, other than special meetings of any class of common stock called by the holders of a majority of the shares of such class of common stock with respect to any matter as to which the holders of such class are entitled to vote as a separate class.
Requirements for Advance Notification of Stockholder Proposals and Director Nominations. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. Among other requirements, a stockholder providing notice of a director nomination or stockholder proposal must disclose information that would be required to be disclosed in a Schedule 13D or amendment thereto if such a statement were required to be filed under the Exchange Act. Stockholders soliciting proxies from other stockholders must use a proxy card color other than white. Further, stockholder director nominees must complete written questionnaires and provide certain written representations and agreements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Limited Rights to Action by Written Consent. Under our Restated Certificate of Incorporation, if none of the shares of our Class B common stock remain outstanding, stockholders may only take action at an annual or special meeting of stockholders or by the unanimous written consent of all stockholders and may not act by partial written consent. So long as there are shares of Class B common stock outstanding, the stockholders of the corporation entitled to take action on any matter may consent in writing to the taking of any such action without a meeting if the corporation receives consents signed by stockholders having the minimum number of votes that would be necessary to approve the action of a meeting at which all shares of stock entitled to vote on the matter were present.
No Cumulative Voting. Our Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.
Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
Choice of Forum. Our Bylaws provide that, unless we consent to an alternative forum, the Delaware Court of Chancery (or other state court in Delaware, in the event the Court of Chancery lacked jurisdiction) would be the sole and exclusive forum for (1) any derivative litigation brought on behalf of the Company, (2) any action asserting breach of fiduciary duty against directors or officers or other employees of the Company, (3) any action against the Company or its officers or directors or other employees arising under the DGCL or the Bylaws or Restated Certificate of Incorporation, and (4) any action otherwise related to the “internal affairs” of the Company. The Bylaws further provide that, unless we consent to an alternative forum, the federal district courts of the United States would be the sole and exclusive forum for any claims under the Securities Act of 1933 related to any offering of the Company’s securities. It is possible that a court of law could rule that the choice of forum provisions contained in our Bylaws are inapplicable or unenforceable if they are challenged in a proceeding or otherwise.

DGCL Section 203
We have expressly determined not to be governed by Section 203 of the Delaware General Corporation Law.
Transfer Agent
The transfer agent for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
The description of our debt securities will be provided in a prospectus supplement. Each time we offer debt securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the debt securities offered will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, rights, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	to or through underwriters, brokers or dealers;
•	in short or long transactions;
•	through agents;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;
•	through a combination of any of these methods of sale; or
•	through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS
Wachtell, Lipton, Rosen & Katz will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of DICK’S Sporting Goods, Inc. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
DICK’S Sporting Goods
The consolidated financial statements of DICK’S Sporting Goods, Inc. and its subsidiaries as of January 31, 2026 and February 1, 2025, and for each of the three years in the three-year period ended January 31, 2026, incorporated by reference in this registration statement and management’s assessment of the effectiveness of DICK’S Sporting Goods, Inc.’s internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended as of January 31, 2026, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference herein and upon the authority of said in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Foot Locker
The consolidated financial statements of Foot Locker, Inc. and its subsidiaries as of February 1, 2025 and February 3, 2024, and for each of the years in the three-year period ended February 1, 2025, and management's assessment of the effectiveness of Foot Locker, Inc.'s internal control over financial reporting as of February 1, 2025 incorporated by reference herein to the Form 8-K filed on September 8, 2025 (as amended by Form 8-K/A on September 18, 2025), and in the registration statement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses that we may incur and are payable by us in connection with the securities being registered hereby:

SEC registration fee	$ (1)
FINRA filing fee	(2)
Transfer agent fees and expenses	(2)
Trustee’s fees and expenses	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments, fines and amounts paid in settlement in an action or suit by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of the person being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
Section 7 of our Amended and Restated Certificate of Incorporation (the “DICK’S charter”) provides for indemnification, to the extent not prohibited by law, of any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of DICK’S, to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of DICK’S, or, at the request of DICK’S, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of DICK’S (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to DICK’S or to a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of DICK’S to the extent the Board at any time specifies that such persons are entitled to the benefits of such indemnification. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, the DICK’S charter shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the DICK’S charter, our Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Article IX of our Bylaws also provides indemnification to the extent set forth in the DICK’S charter.
As permitted by Section 102 of DGCL, the DICK’S charter eliminates the liability of a DICK’S director or officer to DICK’S and its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except that such limitation of liability will not eliminate or limit the liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to DICK’S or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, (d) a director or officer for any transaction from which the director or officer derived any improper personal benefits, or (e) an officer in any action by or in the right of DICK’S.
Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability. Section 7.5 of the DICK’S charter permits DICK’S to purchase and maintain such insurance, and DICK’S has purchased this insurance for its directors and officers.
DICK’S has entered into indemnification agreements with each of its current directors. These agreements provide DICK’S directors with additional protection regarding the scope of the indemnification set forth in the DICK’S charter and our Bylaws.
Item 16.	Exhibits.
See “Exhibit Index” attached hereto and incorporated by reference.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
1.1	Form of Underwriting Agreement for Debt Securities.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

1.2	Form of Underwriting Agreement for Equity Securities.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.1	Amended and Restated Certificate of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656, filed on October 21, 2002.

4.2	Amendment to the Amended and Restated Certificate of Incorporation, effective as of June 9, 2004.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q, File No. 001-31463, filed on September 9, 2004.

4.3	Amendment to the Amended and Restated Certificate of Incorporation, dated as of June 9, 2021.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, File No. 001-31463, filed on June 14, 2021.

4.4	Amendment to the Amended and Restated Certificate of Incorporation, dated as of June 14, 2023.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, File No. 001-31463, filed on June 16, 2023.

4.5	Amendment to the Amended and Restated Certificate of Incorporation, dated as of June 11, 2025.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on June 13, 2025.

4.6	Second Amended and Restated Bylaws (adopted March 27, 2024).	Incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-K, File No.001-31463, filed on March 28, 2024.

4.7	Form of Stock Certificate.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to Statement on Form S-1, File No. 333-96587, filed on September 27, 2002.

4.8	Form of Certificate of Designation for Preferred Stock and Preferred Stock Certificate.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.9	Indenture, dated as of January 14, 2022, between DICK’S Sporting Goods, Inc. and U.S. Bank National Association, as Trustee.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on January 14, 2022.

4.10	First Supplemental Indenture, dated as of January 14, 2022, between DICK’S Sporting Goods, Inc. and U.S. Bank National Association, as Trustee	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on January 14, 2022.

Exhibit Number	Description	Method of Filing
4.11	Form of 3.150% Senior Notes due 2032 (included as Exhibit A to First Supplemental Indenture in Exhibit 4.6)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on January 14, 2022.

4.12	Form of 4.100% Senior Notes due 2052 (included as Exhibit B to First Supplemental Indenture in Exhibit 4.6)	Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on January 14, 2022.

4.13	Second Supplemental Indenture, dated as of September 11, 2025, by and between DICK’S Sporting Goods, Inc. and U.S. Bank Trust Company, National Association	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on September 11, 2025.

4.14	Form of 4.000% Senior Note due 2029 (included in Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed September 11, 2025)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on September 11, 2025.

4.15	Form of Note.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.16	Form of Common Stock Warrant Agreement and Warrant Certificate.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.17	Form of Debt Securities Warrant Agreement and Warrant Certificate.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.18	Form of Rights Agreement (including Form of Rights Certificate).	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.19	Form of Purchase Contract.	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

4.20	Form of Unit Agreement (including Form of Unit Certificate).	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.	Filed herewith.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of DICK’S Sporting Goods, Inc. and its subsidiaries.	Filed herewith.

23.2	Consent of KPMG LLP, independent registered public accounting firm of Foot Locker, Inc. and its subsidiaries.	Filed herewith.

Exhibit Number	Description	Method of Filing
23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).	Filed herewith.

24.1	Powers of Attorney (included on signature pages hereto).	Filed herewith.

25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities.	Filed herewith.

107	Filing Fee Table.	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coraopolis, Commonwealth of Pennsylvania, on the 21st day of September, 2026.

DICK’S SPORTING GOODS, INC.

By:	/s/ Navdeep Gupta
Navdeep Gupta
Executive Vice President – Chief Financial Officer

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Navdeep Gupta and Elizabeth H. Baran, and each of them, with full power of substitution and re-substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement on Form S-3, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lauren R. Hobart	President, Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2026
Lauren R. Hobart

/s/ Navdeep Gupta	Executive Vice President – Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 21, 2026
Navdeep Gupta

/s/ Edward W. Stack	Executive Chairman and Director	September 21, 2026
Edward W. Stack

/s/ Mark J. Barrenechea	Director	September 21, 2026
Mark J. Barrenechea

/s/ Emanuel Chirico	Director	September 21, 2026
Emanuel Chirico

/s/ William J. Colombo	Vice Chairman and Director	September 21, 2026
William J. Colombo

/s/ Robert Eddy	Director	September 21, 2026
Robert Eddy

/s/ Anne Fink	Director	September 21, 2026
Anne Fink

/s/ Larry Fitzgerald, Jr.	Director	September 21, 2026
Larry Fitzgerald, Jr.

Name	Title	Date

/s/ Sandeep Mathrani	Director	September 21, 2026
Sandeep Mathrani

/s/ Desiree Ralls-Morrison	Director	September 21, 2026
Desiree Ralls-Morrison

/s/ Lawrence J. Schorr	Director	September 21, 2026
Lawrence J. Schorr